May 26, 1998


Securities and Exchange Commission
Washington, D.C.  20549



Gentlemen:

We have read the second paragraph of item 4 included in the attached Form 8-K dated May 19, 1998 of Coffee People, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP